Exhibit 10.3

CONSENT

THIS CONSENT (this “Consent”) is entered into this 20th day of June, 2012, by and among RADISYS CORPORATION, an Oregon corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
RECITALS
A.Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 1, 2011 (as has been and may be further amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has extended and will make available to Borrower certain advances of money.
B.Borrower (a) contemplates an amendment to certain of the notes issued pursuant to the 2013 Indenture which will, among other things, extend the maturity of, and increase the interest rate on, such notes (the “Securities Amendment”), and (b) desires that Bank consent to the Securities Amendment upon the terms and conditions more fully set forth herein.
C.Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Consent, Bank is willing to provide the consent contained herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
1.CONSENT TO SECURITIES AMENDMENT. Section 7.9 of the Loan Agreement prohibits amendments of the 2013 Indenture. So long as no Event of Default exists, Bank hereby consents to the Borrower’s execution, delivery and performance of a supplemental indenture agreement (the ‘Securities Amendment”) with each of Wolverine Capital and Mohican Capital to provide for the issuance of those certain 4.50% Convertible Senior Securities Due 2015 in exchange for those certain 2.75% Convertible Senior Securities Due 2013. Bank hereby agrees that the Securities Amendment shall not violate Section 7.9 and shall not, in and of itself, constitute an Event of Default under Section 8 of the Loan Agreement.
2.    BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:
(a)    immediately upon giving effect to this Consent (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing; and
(b)    as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Consent and in connection with the Loan Documents.
Borrower understands and acknowledges that Bank is entering into this Consent in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.    LIMITATION. The consent set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future consent or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date.
4.    COUNTERPARTS. This Consent may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Consent.
5.    INTEGRATION. This Consent and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Consent; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
6.    GOVERNING LAW; VENUE. THIS CONSENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.
IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed as of the date first written above.

BORROWER:	RADISYS CORPORATION an Oregon corporation
By: /s/ Brian Bronson
Printed Name: Brian Bronson
Title: President and Chief Financial Officer

BANK:	SILICON VALLEY BANK By: /s/ Ray Aguilar Printed Name: Ray Aguilar Title: Relationship Manager

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